                                                                     EXHIBIT 1.1

                                1,000,000 SHARES

                            RFS HOTEL INVESTORS, INC.

                                  COMMON STOCK



                             UNDERWRITING AGREEMENT

                                FEBRUARY 14, 2002


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                                        i

                                TABLE OF CONTENTS

                                TABLE OF CONTENTS

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................2
     (a) Compliance with Registration Requirements.......................................................2
     (b) Offering Materials Furnished to Underwriter.....................................................2
     (c) Distribution of Offering Material By the Company................................................2
     (d) The Underwriting Agreement......................................................................3
     (e) Authorization of the Common Shares..............................................................3
     (f) No Applicable Registration or Other Similar Rights..............................................3
     (g) No Material Adverse Change......................................................................3
     (h) Independent Accountants.........................................................................3
     (i) Preparation of the Financial Statements.........................................................3
     (j) Incorporation and Good Standing of the Company and its Corporate Subsidiaries...................4
     (k) Formation and Good Standing of Partnership and Limited Liability Company Subsidiaries...........4
     (l) Capitalization and Other Capital Stock Matters..................................................5
     (m) Stock Exchange Listing..........................................................................5
     (n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required......5
     (o) No Material Actions or Proceedings..............................................................6
     (p) Intellectual Property Rights....................................................................6
     (q) All Necessary Permits, etc......................................................................6
     (r) Title to Properties.............................................................................7
     (s) Tax Law Compliance..............................................................................7
     (t) Company Not an "Investment Company".............................................................7
     (u) Insurance.......................................................................................8
     (v) No Price Stabilization or Manipulation..........................................................8
     (w) Related Party Transactions......................................................................8
     (x) Exchange Act Compliance.........................................................................8
     (y) No Unlawful Contributions or Other Payments.....................................................8
     (z) Company's Accounting System.....................................................................8
     (aa) Compliance with Environmental Laws.............................................................9
     (bb) ERISA Compliance...............................................................................9
     (cc) Brokers........................................................................................10
     (dd) No Outstanding Loans or Other Indebtedness.....................................................10
     (ee) Compliance with Laws...........................................................................10
SECTION 2. PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES..............................................11
     (a) The Firm Common Shares..........................................................................11
     (b) The First Closing Date..........................................................................11
     (c) The Optional Common Shares; the Second Closing Date.............................................11
     (d) Public Offering of the Common Shares............................................................11
     (e) Payment for the Common Shares...................................................................12
     (f) Delivery of the Common Shares...................................................................12
     (g) Delivery of Prospectus to the Underwriter.......................................................12
SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY...........................................................12
     (a) Underwriter's Review of Proposed Amendments and Supplements.....................................12
     (b) Securities Act Compliance.......................................................................13
     (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters...................13


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                                       ii

     (d) Copies of any Amendments and Supplements to the Prospectus......................................13
     (e) Blue Sky Compliance.............................................................................14
     (f) Use of Proceeds.................................................................................14
     (g) Transfer Agent..................................................................................14
     (h) Earnings Statement..............................................................................14
     (i) Periodic Reporting Obligations..................................................................14
     (j) Company to Provide Interim Financial Statements.................................................14
     (k) New York Stock Exchange Listing.................................................................15
     (l) Exchange Act Compliance.........................................................................15
     (m) Agreement Not to Offer or Sell Additional Securities............................................15
     (n) Investment Limitation...........................................................................15
     (o) No Manipulation of Price........................................................................15
     (p) Additional Documents............................................................................15
     (q) Press Releases..................................................................................16
SECTION 4. PAYMENT OF EXPENSES...........................................................................16
SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER..............................................16
     (a) Accountants' Comfort Letter.....................................................................16
     (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD................17
     (c) No Material Adverse Change or Ratings Agency Change.............................................17
     (d) Opinion of Counsel for the Company..............................................................17
     (e) Opinion of Tax Counsel for the Company..........................................................17
     (f) Opinion of Counsel for the Underwriter..........................................................18
     (g) Officers' Certificate...........................................................................18
     (h) Bring-down Comfort Letter.......................................................................18
SECTION 6. REIMBURSEMENT OF UNDERWRITER'S EXPENSES.......................................................19
SECTION 7. EFFECTIVENESS OF THIS AGREEMENT...............................................................19
SECTION 8. INDEMNIFICATION...............................................................................19
     (a) Indemnification of the Underwriter..............................................................19
     (b) Indemnification of the Company, its Directors and Officers......................................20
     (c) Notifications and Other Indemnification Procedures..............................................20
     (d) Settlements.....................................................................................21
SECTION 9. CONTRIBUTION..................................................................................21
SECTION 10. TERMINATION OF THIS AGREEMENT................................................................22
SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY..........................................23
SECTION 12. NOTICES......................................................................................23
SECTION 13. SUCCESSORS...................................................................................24
SECTION 14. PARTIAL UNENFORCEABILITY.....................................................................24
SECTION 15. GOVERNING LAW PROVISIONS.....................................................................24
SECTION 16. GENERAL PROVISIONS...........................................................................24

                             UNDERWRITING AGREEMENT

                                                               February 14, 2002

BANC OF AMERICA SECURITIES LLC
600 Montgomery Street
San Francisco, California 94111

Ladies and Gentlemen:

                  INTRODUCTORY. RFS Hotel Investors, Inc., a Tennessee corporation (the "Company"), proposes to issue and sell to Banc of America Securities LLC (the "Underwriter") an aggregate of 1,000,000 shares (the "Firm Common Shares") of its Common Stock, par value $.01 per share (the "Common Stock"). In addition, the Company has granted to the Underwriter an option to purchase up to an additional 150,000 shares (the "Optional Common Shares") of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares."

                  The Company (i) has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-3307), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares, and (ii) has prepared, and will file with the Commission prior to the First Closing Date (as defined below) in accordance with Rule 424(b), a prospectus supplement supplementing such form of prospectus (the "prospectus supplement"). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein, and any information deemed to be a part thereof, at the time of effectiveness pursuant to Rule 430A under the Securities Act or pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), is called the "Registration Statement". Such prospectus, as supplemented by the prospectus supplement, together with the documents incorporated or deemed to be incorporated by reference therein prior to the date hereof, is called the "Prospectus." All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "disclosed," "included," "filed as part of" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                  The Company hereby confirms its agreements with the Underwriter as follows:

                  SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to the Underwriter as follows:

         (a) Compliance with Registration Requirements.

                  The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

                  The Prospectus when filed, and as of the date of the prospectus supplement, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any amendment or supplement thereto, as of its date and as of the First Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

         (b) Offering Materials Furnished to Underwriter.

                  The Company has delivered to the Underwriter one conformed copy of the Registration Statement and the Prospectus in such quantities and at such places as the Underwriter has reasonably requested.

         (c) Distribution of Offering Material By the Company.

                  The Company has not distributed and will not distribute, prior to the completion of the Underwriter's distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than the Prospectus or the Registration Statement.

         (d) The Underwriting Agreement.

                  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Company and RFS Partnership, L.P. (the "Operating Partnership"), enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (e) Authorization of the Common Shares.The Common Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         (f) No Applicable Registration or Other Similar Rights.

                  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

         (g) No Material Adverse Change.

                  Except as otherwise disclosed in the Prospectus (without giving effect to any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Prospectus (without giving effect to any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and
(iii) except for regular quarterly dividends on the Common Stock in amounts per share consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (h) Independent Accountants.

                  PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

         (i) Preparation of the Financial Statements.


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                                       4

                  The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.

         (j) Incorporation and Good Standing of the Company and its Corporate Subsidiaries.

                  Each of the Company and its subsidiaries that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary that is a corporation is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule l(j) attached hereto.

         (k) Formation and Good Standing of Partnership and Limited Liability Company Subsidiaries.

                  Each of the Company's subsidiaries that is organized as a limited partnership or a limited liability company has been duly organized or formed, as the case may be, and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization or formation, as the case may be, and has partnership or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Operating Partnership, to enter into and perform its obligations under this Agreement. Each of the Company's subsidiaries that is organized as a limited partnership or a limited liability company is duly qualified as a foreign partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company directly or indirectly owns all outstanding general partnership interests and limited partnership interests of each subsidiary that is organized as a limited partnership and all membership interests of each subsidiary that is organized as a limited liability company, except for an approximately 9% limited partnership interest in the Operating Partnership and except for a 25% interest in Wharf


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                                       5

Associates. All such general partnership interests, limited partnership interests and membership interests, as the case may be, directly or indirectly owned by the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

         (l) Capitalization and Other Capital Stock Matters.

                  The authorized capital stock of the Company is as set forth, and the issued and outstanding capital stock of the Company is in all material respects as set forth, in the Prospectus under the caption "Capitalization." The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any capital stock, partnership interests or membership interests of any of its subsidiaries other than those described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All of the issued and outstanding limited partnership interests of the Operating Partnership have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws; the Company is the sole general partner of and owns an approximately 91.0% limited partnership interest in the Operating Partnership.

         (m) Stock Exchange Listing.

                  The Common Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance. The Company has not been informed of any withdrawal, revocation, cancellation or conditioning of such approval.

         (n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.

                  Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws, partnership agreement, operating agreement or similar organizational documents and is not in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or the partnership agreement, operating agreement or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's and the Operating Partnership's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD").

         (o) No Material Actions or Proceedings.

                  There are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the Company's knowledge, is threatened or imminent which, if determined adversely to the Company could reasonably be expected to result in a Material Adverse Change.

         (p) Intellectual Property Rights.

                  The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as described in the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. To the Company's knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

         (q) All Necessary Permits, etc.

                  The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the


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                                       7

Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (r) Title to Properties.

                  Except as described in the Prospectus, the Company and its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

         (s) Tax Law Compliance.

                  The Company and each of its subsidiaries have accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes, fines, penalties, and all taxes which the Company and each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such tax, assessment or similar charge that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, except where failure to make such charges, accruals and reserves would not result in a Material Adverse Change. No deficiency assessment with respect to a proposed adjustment of the Company's or any of its subsidiaries' federal, state, or other taxes is pending or, to the best of the Company's knowledge, threatened which could reasonably be expected in the aggregate to result in a Material Adverse Change. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

         (t) Company Not an "Investment Company".

                  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act and intends to conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (u) Insurance.

                  Except as disclosed in the Prospectus, each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Except as disclosed in the Prospectus, the Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

         (v) No Price Stabilization or Manipulation.

                  The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Common Shares in accordance with Regulation M under the Exchange Act.

         (w) Related Party Transactions.

                  There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

         (x) Exchange Act Compliance.

                  The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (y) No Unlawful Contributions or Other Payments.

                  Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

         (z) Company's Accounting System.

                  The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (aa) Compliance with Environmental Laws.

                  Except as otherwise disclosed in the Prospectus or as would not otherwise require disclosure under federal securities laws, (i) to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law;
(ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received notice, and no notice by any person or entity, alleging potential material liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location or alleging a potential or actual violation of Environmental Laws (collectively, "Environmental Claims"), pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably could result in a material violation of any Environmental Law or form the basis of a potential material Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

         (bb) ERISA Compliance.

                  The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (cc) Brokers.

                  Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

         (dd) No Outstanding Loans or Other Indebtedness.

                           There are no outstanding loans, advances (except
normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

         (ee) Compliance with Laws.

                  The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Change.

                  Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

                  The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

         SECTION 2. PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

         (a) The Firm Common Shares.

                  The Company agrees to issue and sell to the Underwriter the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Company all of the Firm Common Shares. The purchase price per Firm Common Share to be paid by the Underwriter to the Company shall be $12.50 per share.

         (b) The First Closing Date.

                  Delivery of the Firm Common Shares to be purchased by the Underwriter and payment therefor shall be made at 9:00 a.m., New York City time, on February 20, 2002 or such other time and date as the Underwriter shall designate by notice to the Company (the time and date of such delivery for the Firm Common Shares are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus.

         (c) The Optional Common Shares; the Second Closing Date.

                  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of 150,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriter for the Firm Common Shares. The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Underwriter to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriter is exercising the option,
(ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Underwriter and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The Underwriter may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) Public Offering of the Common Shares.

                  The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, as described in the Prospectus, the Common Shares as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable.

         (e) Payment for the Common Shares.

                  Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

         (f) Delivery of the Common Shares.

                  The Company shall deliver, or cause to be delivered, to the Underwriter, through the facilities of the Depository Trust Company ("DTC"), for the account of the Underwriter, the Firm Common Shares at the First Closing Date, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Underwriter, through the facilities of DTC, for the account of the Underwriter, any Optional Common Shares the Underwriter has agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the First Closing Date (or Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or Second Closing Date, as the case may be) at the office of DTC or its designated custodian or at such other location in New York City as the Underwriter may designate (the "Designated Office"). The documents to be delivered on the First Closing Date (or Second Closing Date, as the case may be) on behalf of the parties hereto pursuant to this Agreement shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071 (or at such other location as the Underwriter may designate) and the Common Shares shall be delivered at the Designated Office, all on the First Closing Date (or Second Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

         (g) Delivery of Prospectus to the Underwriter.

                  Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

         SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY.

                  The Company further covenants and agrees with the Underwriter as follows:

         (a) Underwriter's Review of Proposed Amendments and Supplements.

                  During such period beginning on the date hereof and ending on the later of the First Closing Date (or the Second Closing Date, as the case may be) or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement and shall permit the Underwriter a reasonable opportunity to comment thereon, and shall consider in good faith any comments made by, or changes requested by, or objections to the filing of any such amendment or supplement communicated within three business days to the Company by, the Underwriter or its attorneys or advisors.

         (b) Securities Act Compliance.

                  During the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission,
(ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

         (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters.

                  If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) Copies of any Amendments and Supplements to the Prospectus.

                  The Company agrees to furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriter may reasonably request and as many copies of the documents incorporated or deemed incorporated by reference therein as the Underwriter may reasonably request.

         (e) Blue Sky Compliance.

                  The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (f) Use of Proceeds.

                  The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

         (g) Transfer Agent.

                  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

         (h) Earnings Statement.

                  As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) that satisfies the provisions of the last paragraph of Section 11(a) of the Securities Act.

         (i) Periodic Reporting Obligations.

                  During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

         (j) Company to Provide Interim Financial Statements.

                  Prior to each of the First Closing Date and the Second Closing Date, the Company will furnish the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

         (k) New York Stock Exchange Listing.

                  The Company will use its best efforts to maintain the listing of the Common Shares on the New York Stock Exchange.

         (l) Exchange Act Compliance.

                  During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

         (m) Agreement Not to Offer or Sell Additional Securities.

                  During the period commencing on the date hereof and ending on the 30th day following the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, upon redemption of units of the Operating Partnership or pursuant to any other agreement obligating the Company to issue common stock in effect on the date hereof, subject to the terms of any "lock up" agreements to which holders of such shares, options or Common Stock may be bound.

         (n) Investment Limitation.

                  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

         (o) No Manipulation of Price.

                  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         (p) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Company will provide to the Underwriter and counsel for the Underwriter such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         (q) Press Releases During the Prospectus Delivery Period, the Company shall furnish to the Underwriter for review a copy of any press release that the Company, the Operating Partnership or any of their affiliates proposes to issue with respect to or that otherwise references the offering of the Common Shares, and shall not issue any such press release or make any public statement with respect to or otherwise referring to the offering of the Common Shares without the approval of the Underwriter.

                  The Underwriter may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriter, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Underwriter, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions,
(vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter in connection with, the NASD's review and approval of the Underwriter's participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Shares on the New York Stock Exchange, and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

         SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER. The obligations of the Underwriter to purchase and pay for the Common Shares as provided herein on the First Closing Date and the Second Closing Date, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Second Closing Date, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Underwriter shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and the Second Closing Date, as the case may be:

                  (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

                  (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                  (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and the Second Closing Date, as the case may be:

                  (i) in the judgment of the Underwriter there shall not have occurred any Material Adverse Change; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (d) Opinion of Counsel for the Company. On the First Closing Date and the Second Closing Date, as the case may be, the Underwriter shall have received the favorable opinion of Hunton & Williams, counsel for the Company, dated the First Closing Date and, with respect to the Second Closing Date, dated the Second Closing Date, in each case with respect to the substantive matters set forth on Exhibit A-1 attached hereto, in a form to be negotiated in good faith prior to the First Closing Date.

         (e) Opinion of Tax Counsel for the Company. On the First Closing Date and the Second Closing Date, as the case may be, the Underwriter shall have received the favorable opinion of Hunton & Williams, tax counsel for the Company, dated the First Closing Date and, with respect to the Second Closing Date, dated the Second Closing Date, in each case with respect to the substantive matters set forth on Exhibit A-2 attached hereto, in a form to be negotiated in good faith prior to the First Closing Date.

         (f) Opinion of Counsel for the Underwriter. On the First Closing Date and the Second Closing Date, as the case may be, the Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, such opinion or opinions, dated the First Closing Date and, with respect to the Second Closing Date, dated the Second Closing Date, with respect to such maters as the Underwriter may reasonably require.

         (g) Officers' Certificate. On the First Closing Date and the Second Closing Date, as the case may be, the Underwriter shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated the First Closing Date and, with respect to the Second Closing Date, dated the Second Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to the First Closing Date and the Second Closing Date, as the case may be, there has not occurred any Material Adverse Change;

                  (ii) the representations and warranties of the Company set forth in Section 1 of this Agreement that are qualified as to materiality or Material Adverse Change are true and correct (and those not so qualified are true and correct in all material respects), in each case, with the same force and effect as though expressly made on and as of the First Closing Date and, with respect to the Second Closing Date, as though expressly made on and as of the Second Closing Date;

                  (iii) the Company has complied in all material respects with all the agreements and covenants on its part to be performed hereunder and has satisfied all the conditions on its part to be satisfied hereunder at or prior to the First Closing Date and, with respect to the Second Closing Date, at or prior to the Second Closing Date; and

                  (iv) they have examined the Registration Statement and the Prospectus (including all documents incorporated or deemed to be incorporated by reference therein), and nothing has come to their attention that would lead them to believe that (A) either the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any documents incorporated by reference therein, as of their respective effective, issue or filing dates, as the case may be, or (B) the Prospectus, as amended or supplemented, and when read together with the documents incorporated by reference therein, as of the First Closing Date or the Second Closing Date, as the case may be, contained or contains, as of such date, any untrue statement of a material fact, or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (h) Bring-down Comfort Letter. On First Closing Date and the Second Closing Date, as the case may be, the Underwriter shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date and, with respect to the Second Closing Date, no more than three business days prior to the Second Closing Date

                  If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the First Closing Date or the Second Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 6. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If this Agreement is terminated by the Underwriter pursuant to Section 5 or if the sale to the Underwriter of the Common Shares on the First Closing Date (or the Second Closing Date, as the case may be) is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

         SECTION 7. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         SECTION 8. INDEMNIFICATION. (a) Indemnification of the Underwriter. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such controlling person for any and all reasonable expenses (including reasonable legal fees and disbursements of counsel) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Operating Partnership may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and the Operating Partnership against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) in the sixth paragraph on the cover page of the prospectus supplement and (B) in the third, ninth and tenth paragraphs under the caption "Underwriting" in the prospectus supplement; and the Underwriter confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

                  The Company, the Operating Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

                  Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

         SECTION 10. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date, this Agreement may be terminated by the Underwriter by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general banking moratorium shall have been declared by any of federal, New York, Tennessee or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Underwriter there shall have occurred any Material Adverse Change; or (v) the Company or the Operating Partnership shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character that in the judgment of the Underwriter could, individually or in the aggregate, reasonably be expected to result in a Material Adverse

Change. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Operating Partnership to the Underwriter,
(b) the Underwriter to the Company or the Operating Partnership, or (c) of any party hereto to any other party except that the provisions of Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

         SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of the Operating Partnership, of their respective officers and of the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter; the officers or employees of the Underwriter; any person controlling the Underwriter; any person controlling the Company or the Operating Partnership; or the respective officers and employees of the Company, of the Operating Partnership or of any person controlling the Company or the Operating Partnership, (ii) acceptance of the Common Shares and payment for them hereunder and (iii) termination of this Agreement.

         SECTION 12. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:
         Banc of America Securities LLC
         600 Montgomery Street
         San Francisco, California 94111
         Facsimile: 415-913-5558
         Attention: Jeffrey B. Child/William L. McLeod, Jr.

with a copy to:
         Banc of America Securities LLC
         600 Montgomery Street
         San Francisco, California 94111
         Facsimile: (415) 913-5553
         Attention: Jeffrey R. Lapic, Esq.

If to the Company or to the Operating Partnership:
         RFS Hotel Investors, Inc
         850 Ridge Lake Blvd.
         Suite 300
         Memphis, Tennessee 38120
         Facsimile: (901) 818-5260
         Attention: President

with a copy to:
         Hunton & Williams
         Riverfront Plaza, East Tower
         951 East Byrd Street
         Richmond, Virginia 23219
         Facsimile: (804) 788-8218
         Attention: David C. Wright, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and
Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from the Underwriter merely by reason of such purchase.

         SECTION 14. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 15. GOVERNING LAW PROVISIONS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

         SECTION 16. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                  Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Operating Partnership, the Underwriter, the Underwriter's officers and employees, any controlling persons referred to herein, the Company's and the Operating Partnership's respective directors and the Company's and the Operating Partnership's respective officers and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Common Shares from the Underwriter merely because of such purchase.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                       Very truly yours,

                                       RFS HOTEL INVESTORS, INC.



                                       By: /s/ Randy Churchey
                                          -------------------------------------
                                          Name: Randy Churchey
                                          Title: President and Chief Operating
                                                 Officer

                                       RFS PARTNERSHIP, L.P.
                                       By: RFS Hotel Investors, Inc.,
                                           its General Partner



                                       By: /s/ Randy Churchey
                                          -------------------------------------
                                          Name: Randy Churchey
                                          Title: President and Chief Operating
                                                 Officer

                  The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in San Francisco, California as of the date first above written.

BANC OF AMERICA SECURITIES LLC



By: /s/ Bill McLeod
   -------------------------------------
   Bill McLeod
   Co-Head, Equity Capital Markets

                                                                   SCHEDULE 1(J)

                                  SUBSIDIARIES

1.       RFS Partnership, L.P.

2.       Ridge Lake LLC

3.       Ridge Lake General Partner, Inc.

4.       Ridge Lake L.P.

5.       RFS Managers, Inc.

6.       RFS Financing Corporation

7.       RFS Financing Partnership, L.P.

8.       RFS MM 1 1998 Corporation

9.       RFS SPE 1 1998 LLC

10.      RFS MM 2 1998 Corporation

11.      RFS SPE 2 1998 LLC

12.      RFS MM 2000 Corporation

13.      RFS SPE 1 2000 LLC

14.      RFS MM 2 2000 Corporation

15.      RFS SPE 2 2000 LLC

16.      RFS TRS Holdings, Inc.

17.      RFS Leasing II, Inc.

18.      RFS Leasing III, Inc.

19.      RFS Leasing IV, Inc.

20.      RFS Leasing V, Inc.

21.      RFS Leasing VI, Inc.

22.      RFS Leasing VII, Inc

23.      RFS Wharf Property Corporation

24.      RFS Financing Partnership II, LP

25.      Wharf Associates

                                                                     EXHIBIT A-1

                  References to the Prospectus in this Exhibit A-1 include any supplements thereto at First Closing Date and the Second Closing Date, as the case may be.

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Tennessee.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement. The Operating Partnership has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

                  (iii)    Each subsidiary of the Company listed on Schedule
         (iii) hereto has been duly incorporated, organized or formed, as the case may be, and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the jurisdiction set forth opposite its name on Schedule (iii) hereto, and has the corporate, limited partnership or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                  (iv)     Each subsidiary of the Company listed on Schedule
         (iv) hereto (each, a "Significant Subsidiary") is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction set forth below its name of Schedule (iv) hereto.

                  (v) All of the issued and outstanding capital stock, partnership interests and membership interests of each Significant Subsidiary have been duly authorized and validly issued, are, assuming that the consideration approved therefor has been received, fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, and, to the knowledge of such counsel, free and clear of any security interest, mortgage, pledge, lien, encumbrance or any pending or threatened claim.

                  (vi) All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the Tennessee Business Corporation Act. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

                  (vii) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the charter or by-laws of the Company or the Tennessee Business Corporation Act.

                  (viii) The Underwriting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Company and the Operating Partnership, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (ix) The Common Shares to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

                  (x) The Registration Statement and the Prospectus (in each case, other than the financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein or in exhibits thereto, as to which no opinion need be rendered) comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (xi) The statements contained in (or incorporated by reference in) the Prospectus under the captions "Risk Factors" and "Description of Capital Stock", insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

                  (xii) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company, the Operating Partnership, any Significant Subsidiary or any of the Company's officers or directors or to which the properties, assets or rights of either such entity are subject, which if determined adversely to such entity or person, would, individually or in the aggregate, result in a Material Adverse Change.

                  (xiii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's or the Operating Partnership's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except such as have been obtained under the Securities Act, or as may be required by applicable state securities or blue sky laws or from the NASD.

                  (xiv) The execution and delivery of the Underwriting Agreement by each of the Company and the Operating Partnership and the performance by each of the Company and the Operating Partnership of its obligations thereunder (other than performance by each of the Company and the Operating Partnership of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company and all necessary limited liability company action on the part of the Operating Partnership; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or the limited partnership agreement, operating agreement or similar organizational documents of any Significant Subsidiary; (iii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the Fourth Amended and Restated Revolving Credit Agreement, dated as of January 7, 2000, as thereafter amended, supplemented and modified prior to the date of this Agreement, made and entered into by and among RFS Partnership, L.P., the Company, the Lenders party thereto and Bank of America, N.A., as the Agent; the Loan Agreement, dated as of August 9, 2000, by and between RFS SPE 2000 LLC, as Borrower, the Company and Bank of America, N.A., as Lender; the Loan Agreement, dated as of August 9, 2000, by and between RFS SPE2 2000 LLC, as Borrower, the Company and Bank of America, N.A., as Lender; the terms of the Company's Series B Preferred Stock; or the Limited Partnership Agreement of the Operating Partnership, as in effect on the date hereof; or (B) to the knowledge of such counsel, any other material Existing Instrument; or (iv) to the knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Significant Subsidiary.

                  (xv) The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act.

                  We have been advised by the staff of the Commission that the Registration Statement has been declared effective by the Commission under the Securities Act and that as of the date hereof no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.

                  We have further been advised by the staff of the New York Stock Exchange that the Common Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriter at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Tennessee Business Corporation Act or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriter, shall expressly state that the Underwriter may rely on such opinion as if it were addressed to the Underwriter and shall be furnished to the Underwriter) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter; provided, however, that such counsel shall further state that they believe that they and the Underwriter are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                 SCHEDULE (III)

                               OWNING SUBSIDIARIES

1.       RFS Partnership, L.P.

2.       RFS Financing Partnership, LP

3.       RFS SPE 2 1998 LLC

4.       RFS SPE 1 2000 LLC

5.       RFS SPE 2 2000 LLC

6.       RFS SPE 1 1998 LLC

7.       Wharf Associates

                                  SCHEDULE (IV)

               SIGNIFICANT SUBSIDIARIES AND FOREIGN QUALIFICATIONS

1.       RFS PARTNERSHIP, L.P.

         Arizona

         California

         Florida

         Michigan

         Minnesota

         New York

         Texas

2.       RFS FINANCING PARTNERSHIP, LP

         California

         Florida

         Illinois

         Michigan

         Texas

3.       RFS SPE2 1998 LLC

         California

4.       WHARF ASSOCIATES

         California

5.       RFS SPE 2 2000 LLC

         Georgia

         Missouri

         Michigan

6.       RFS SPE 1 2000 LLC

         California

                                                                     EXHIBIT A-2

                  References to the Prospectus in this Exhibit A-2 include any supplements thereto at First Closing Date and the Second Closing Date, as the case may be.

                  (i) The Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1998 through December 31, 2001, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2002, and in the future;

                  (ii) The descriptions of the law and the legal conclusions contained (or incorporated by reference) in the Prospectus Supplement under the caption "Federal Income Tax Consequences" are correct in all material respects and the discussions thereunder fairly describe the U.S. federal income tax considerations that are likely to be material to a holder of the Common Stock.